NARESH
                                       ARORA
                           certified public accountant
         2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
          Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




      We hereby consent to the use in this Form SB-2 Registration Statement of Nayna Networks, Inc. of our reports dated July 20, 2005, relating to the financial statements of Nayna Networks, Inc. as of and for the year ended December 31, 2004, which is incorporated by reference into such Form SB-2.





NARESH ARORA
Santa Clara, California

/s/ NARESH ARORA



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Dated: December 12, 2005